                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                          SNELLING AND SNELLING, INC.

                           A PENNSYLVANIA CORPORATION

                 (AS AMENDED AND RESTATED ON NOVEMBER 12, 1997)

                  (EFFECTIVE ON                      ,1997)
                               ----------------------

                              TABLE OF CONTENTS

ARTICLE I
         OFFICES AND FISCAL YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.01.    Registered Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.02.    Other Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.03.    Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II
         MEETINGS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.01.    Place of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.02.    Annual Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.03.    Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.04.    Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 2.05.    Quorum, Manner of Acting and Adjournment  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 2.06.    Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 2.07.    Director Nomination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section 2.08.    New Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section 2.09.    Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.10.    Voting Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.11.    Judges of Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.12.    Determination of Shareholders of Record . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE III
         BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 3.01.    Powers; Personal Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 3.02.    Qualification and Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 3.03.    Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 3.04.    Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 3.05.    Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 3.06.    Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 3.07.    Place of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.08.    Organization Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.09.    Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.10.    Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.11.    Quorum, Manner of Acting, and Adjournment . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.12.    Executive Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.13.    Additional Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 3.14.    Actions not Permitted by Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 3.15.    Interested Directors or Officers; Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 3.16.    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IV
         NOTICE; WAIVERS; MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.01.    Notice, What Constitutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.02.    Waivers of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.03.    Conference Telephone Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9





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
         ARTICLE V
         OFFICERS AND DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 5.01.    Number, Qualifications and Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 5.02.    Election and Term of Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 5.03.    Subordinate Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 5.04.    Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 5.05.    Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 5.06.    Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 5.07.    General Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 5.08.    The Chairman and Vice Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 5.09.    The President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 5.10.    The Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.11.    The Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.12.    The Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.13.    Officers' Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 5.14.    Salaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE VI
         CERTIFICATES OF STOCK; TRANSFER; ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 6.01.    Issuance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 6.02.    Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.03.    Share Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.04.    Record Holder of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.05.    Lost, Destroyed or Mutilated Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VII
         INDEMNIFICATION OF DIRECTORS; OFFICERS; ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 7.01.    Scope of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 7.02.    Proceedings Initiated by Indemnified Representatives  . . . . . . . . . . . . . . . . . . .  13
         Section 7.03.    Advancing Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 7.04.    Securing of Indemnification Obligations . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 7.05.    Payment of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.06.    Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.07.    Discharge of Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.08.    Contract Rights; Amendment or Repeal  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.09.    Scope of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 7.10.    Reliance on Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 7.11.    Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VIII
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.01.    Corporate Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.02.    Checks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.03.    Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.04.    Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.05.    Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.06.    Corporate Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.07.    Inapplicability of Subchapters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16





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                                   ARTICLE I
                            OFFICES AND FISCAL YEAR

         Section 1.01. Registered Office. The registered office of the Corporation in the Commonwealth of Pennsylvania shall be c/o CT Corporation System, 123 South Broad Street, Philadelphia, Pennsylvania 19109, until otherwise established by a vote of the majority of the Board of Directors in office, and a statement of such change is filed with the Department of State.

         Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine or the business of the Corporation may require.

         Section 1.03. Fiscal Year. The fiscal year of the Corporation shall begin on the 1st day of January in each year.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 2.01. Place of Meeting. All meetings of the shareholders of the Corporation shall be held at the registered office of the Corporation unless another place is designated by the Board of Directors in the notice of such meeting.

         Section 2.02. Annual Meeting. The Board of Directors may fix the date and time of the annual meeting of the shareholders, but if no such date and time is fixed by the Board the meeting for any calendar year shall be held on the third Tuesday of August in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 9:00 o'clock A.M. and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within nine months after the designated time, any shareholder may call the meeting at any time thereafter.

         Section 2.03. Special Meetings. At any time, upon written request of any person or persons who have duly called a special meeting, in accordance with the Articles of Incorporation, which written request shall state the object of the meeting, it shall be the duty of the Secretary to fix the date of the meeting at such date and time as the Secretary may fix, not less than five nor more than sixty days after the receipt of the request, and to give due notice thereof on or before the seventh day following the request. If the Secretary shall neglect or refuse to fix the date and time of such meeting and give notice thereof, the person or persons calling the meeting may do so.

         Section 2.04. Notice of Meetings. Written notice of every meeting of the shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at the meeting, at least ten days prior to the day named for the meeting. Every notice of a special meeting shall state briefly the purpose or purposes thereof, and no business, other than that specified in such notice and matters germane thereto, shall be transacted at any special meeting without further notice to shareholders not present in person or by proxy.

         Whenever the language of a proposed resolution is included in a written notice of a meeting of shareholders the resolution may be adopted at such meeting with such clarifying or other amendments as do not enlarge its original purpose without further notice to shareholders not present in person or by proxy.





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
         Section 2.05. Quorum, Manner of Acting and Adjournment. The presence in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter. Treasury shares shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

         If a meeting cannot be organized because a quorum has not attended, the shareholders entitled to vote and present in person or represented by proxy may adjourn the meeting to such time and place as they may determine. At any such adjourned meeting at which a quorum may be present such business may be transacted as might have been transacted at the meeting as originally called. No notice of any adjourned meeting of the shareholders of the Corporation shall be required to be given, except by announcement at the meetings. In case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. Any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each, as may be directed by shareholders who are present in person or by proxy and who are entitled to cast at least a majority of the votes which all such shareholders would be entitled to cast at an election of directors, until such directors are elected.

         Except as otherwise specified in the Articles of Incorporation or these Bylaws or provided by statutes, the acts, at a duly organized meeting, of the shareholders present, in person or by proxy, entitled to cast at least a majority of the votes which all shareholders present in person or by proxy are entitled to cast shall be the acts of the shareholders.

         Section 2.06. Organization. At every meeting of the shareholders, the Chairman of the Board, if there be one, or in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Chairman, shall act as Secretary.

         Section 2.07. Director Nomination. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw.


         Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 120 days prior to the date the Corporation's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made, and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.


         No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

         Section 2.08. New Business. At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting. For any new business proposed by the Board of Directors to be properly brought before the annual meeting, such new business shall be approved by the Board of Directors and shall be stated in writing and filed with the Secretary of the Corporation at least five days before the date of the annual meeting, and all business so approved, stated and filed shall be considered at the annual meeting. Any shareholder may make any other proposal at the annual meeting, but unless properly brought before the annual meeting such proposal shall not be acted upon at the annual meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given proper and timely notice thereof in writing to the Secretary of the Corporation as specified herein. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the date that corresponds to 120 days prior to the date the Corporation's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the stock that are held of record, beneficially owned and represented by proxy on the date of such shareholder notice and on the record date of the meeting (if such date shall have been made publicly available) by the shareholder and by any other shareholders known by such shareholder to be supporting such proposal on such dates, (d) any financial interest of the shareholder in such proposal and (e) all other information that would be required to be filed with the Securities and Exchange Commission





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
if, with respect to any such item of business, such shareholder or shareholders were participants in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended.

         The Board of Directors may reject any shareholder proposal not made strictly in accordance with the terms of this Section 2.08. Alternatively, if the Board of Directors fails to consider the validity of any shareholder proposal, the presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that the shareholder proposal was not made in strict accordance with the terms of this Section 2.08 and, if he should so determine, he shall so declare at the annual meeting and any such business or proposal not properly brought before the annual meeting shall not be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

         Section 2.09. Voting. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall any proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or anything of value. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such a proxy shall be valid as long as the debt owed by him to the creditor remains unpaid.

         Every shareholder of record except the holder of shares which have been called for redemption and with respect to which an irrevocable deposit of funds has been made, shall have the right, at every shareholders' meeting, to such a vote for every share, and to such a fraction of a vote with respect to every fractional share, of stock of the Corporation standing in his name on the books of the Corporation as may be provided in the Articles of Incorporation, and to one vote for every share, and to a fraction of a vote equal to every fractional share, if no express provision for voting rights is made in the Articles of Incorporation. Treasury shares shall not be voted, directly or indirectly, at any meeting of shareholders.

         Section 2.10. Voting Lists. The officer or agent of the Corporation having charge of the transfer books for shares of the Corporation shall make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. If the Corporation has less than 5,000 shareholders, such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, kept in Texas, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote, in person or by proxy, at any meeting of shareholders.

         Section 2.11. Judges of Election. The vote upon any matter, including the election of directors, need not be by ballot. In advance of any meeting of shareholders the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed the Chairman of any such meeting may, and upon the demand of any shareholder or his proxy at the meeting and before voting begins, shall appoint judges of election. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a shareholder, by shareholders present entitled to cast a majority of the votes which all shareholders present are entitled to cast thereon. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the Chairman of the meeting.

         If judges of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         On request of the Chairman of the meeting or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

         Section 2.12. Determination of Shareholders of Record. The Board of Directors may fix a date, not more than fifty days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares; and in such case, if otherwise entitled, all shareholders of record on the date so fixed, and no others, shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid.

         Unless a record date is fixed by the Board of Directors for such purpose, transferees of shares which are transferred on the books within ten days next preceding the date of such meeting shall not be entitled to notice of, or to vote at, such meeting.

                                  ARTICLE III
                               BOARD OF DIRECTORS

         Section 3.01.     Powers; Personal Liability.

         (a) The Board of Directors shall have full power to conduct, manage, and direct the business and affairs of the Corporation; and all powers of the Corporation, except those specifically reserved or granted to the shareholders by statute or by the Articles of Incorporation or these Bylaws are hereby granted to and vested in the Board of Directors.

         (b) A director of the Corporation shall not be personally liable for monetary damages as such, except to the extent provided in the Articles of Incorporation of the Corporation. The provisions of this subsection shall be effective January 27, 1987, but shall not apply to any action filed prior to that date nor to any breach of performance of duty or any failure of performance of duty by a director occurring prior to that date.

         Section 3.02. Qualification and Election. All directors of the Corporation shall be natural persons of full age, but need not be residents of Pennsylvania. All directors of the Corporation shall hold an equity interest in the Corporation, either by record or beneficial ownership of capital stock or by the right to acquire record or beneficial ownership of such capital stock within a specified time. Except in the case of vacancies, directors shall be elected by the shareholders. Upon the demand of any shareholder or his proxy at any meeting of shareholders for the election of directors the Chairman of the meeting shall call for and shall afford a reasonable opportunity for the making of nominations for the office of director. If the Board of Directors is classified with respect to the power to elect directors or with respect to the terms of directors and if, due to a vacancy or vacancies, or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and elected separately. Any shareholder or his proxy may nominate as many persons for the office of director as there are positions to be filled. If nominations for the office of director have been called for as herein provided only candidates who have been nominated in accordance therewith shall be eligible for election.

         Unless otherwise provided in the Articles of Incorporation or these Bylaws, directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote at an election of directors at a meeting of shareholders at which a quorum is present.

         Section 3.03. Organization. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary.

         Section 3.04. Resignations. Any director of the Corporation may resign at any time by giving written notice to the President or the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.05. Vacancies. The Board of Directors may declare vacant the office of the director if he be declared of unsound mind by an order of court, or convicted of felony, or for any other proper cause, or if within sixty days after notice of his election, he does not accept such office either in writing or by attending a meeting of the Board of Directors.

         Section 3.06. Removal. Any director may be removed, at any time, only with cause, by the affirmative vote by written ballot of 80% of the voting interest of the shareholders of record of the Corporation entitled to vote, given at an annual meeting or at a special meeting of the shareholders called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in Section 3.05 of this Article III.

         Section 3.07. Place of Meeting. The Board of Directors may hold its meetings at such place or places as the Board of Directors may from time to time appoint, or as may be designated in the notice calling the meeting.

         Section 3.08. Organization Meeting. Immediately after each annual election of directors, the newly elected Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where said election of directors was held. Notice of such meeting need not be given. Such organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

         Section 3.09. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board of Directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the Board of Directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting. Notice of regular meetings need not be given.

         Section 3.10. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by telegram) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting.

         Section 3.11. Quorum, Manner of Acting, and Adjournment. A majority of the directors in office shall be present at each meeting in order to constitute a quorum for the transaction of business. Except as otherwise specified in the Articles of Incorporation or these Bylaws or provided by statute, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be present, and no notice of any adjourned meeting need be given, other than by announcement at the meeting. The directors shall act only as a board and the individual directors shall have no power as such, provided, however, that any action which may be taken at a meeting of the board may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors and shall be filed with the Secretary of the Corporation.

         Section 3.12. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the entire Board, create an Executive Committee which shall consist of three or more Directors and shall have and exercise the authority of the Board over the business of the Corporation between meetings of the Board, except as restricted by Section 3.14 hereof.

         Section 3.13. Additional Committees. The Board of Directors may, by resolution adopted by a majority of the whole board, designate one or more additional committees, each such committee to consist of two or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. To the extent provided in the resolution designating the committee, any such committee shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. The action of a majority of the members of any such committee shall constitute the action of such committee. Any such committee may fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the membership of, to fill vacancies in, or to dissolve any such committee. Any power or authority stated in these

Bylaws to be exercisable by the Board of Directors may, unless otherwise provided in these Bylaws, be exercisable by any committee designated pursuant to this section to which such power or authority has been delegated.

         A majority of the directors in office designated to a committee, or directors designated to replace them as provided in this section, shall be present at each meeting to constitute a quorum for the transaction of business and the acts of a majority of the directors in office designated to a committee or their replacements shall be the acts of the committee.

         Sections 3.09, 3.10 and 3.11 of this Article III shall be applicable to committees of the Board.

         Section 3.14. Actions not Permitted by Committees. No Committee shall have power of authority as to the following:

         (1) The submission to shareholders of any action requiring approval of shareholders;

         (2) The creation or filling of vacancies in the Board;

         (3) The adoption, amendment or repeal of the By-laws;

         (4) The amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; or

         (5) Action on matters committed by the By-laws or resolution of the Board to another committee of the Board.

         Section 3.15. Interested Directors or Officers; Quorum. Except as provided in the Articles of Incorporation, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the board which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         (1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

         (2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

         (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction specified in this section.

         Section 3.16. Fees. Each director shall be paid such reasonable fee, if any, as shall be fixed by the Board of Directors for each meeting of the Board of Directors or committee of directors which he shall attend and may be paid such other compensation for his services as a director as may be fixed by the Board of Directors.

                                   ARTICLE IV
                           NOTICE; WAIVERS; MEETINGS

         Section 4.01. Notice, What Constitutes. Whenever written notice is required to be given to any person under the provisions of the Articles of Incorporation, these Bylaws or applicable statutes, it may be given to such person, either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX or facsimile number) appearing on the books of the Corporation or, in the case of directors, supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched. A notice of a meeting shall specify the place, day and hour of the meeting and any other information required by the Articles of Incorporation, these Bylaws or applicable statutes.

         Section 4.02. Waivers of Notice. Whenever any written notice is required to be given under the provisions of the Articles of Incorporation, these Bylaws or applicable statutes, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting.

         Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

         Section 4.03. Conference Telephone Meetings. One or more directors or shareholders may participate in a meeting of the Board, of a committee of the Board or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                   ARTICLE V
                             OFFICERS AND DIRECTORS

         Section 5.01. Number, Qualifications and Designation. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be elected in accordance with the provisions of
Section 5.03 of this Article V. Any number of offices may be held by the same person. The Chairman of the Board and the Vice Chairman of the Board shall be elected from the members of the Board, but need not be shareholders. Other officers may, but need not, be directors or shareholders of the Corporation. The Chairman of the Board, the Vice Chairman of the Board, the President and the Secretary shall be natural persons of full age. The Treasurer, however, may be a Corporation, but if a natural person shall be of full age.

         Section 5.02. Election and Term of Office. The Chairman of the Board, the Vice Chairman of the Board, the President, one or more Vice Presidents, the Secretary and the Treasurer shall be elected at the initial organization meeting of the Board of Directors and each officer so elected shall hold office until the next annual meeting of the directors and until his successor shall have been duly chosen and qualified, or until his death, resignation, or removal. All Vice Presidents, the Secretary and the Treasurer shall be elected from one or more nominees for each such office submitted to the Board by the President after his election at such annual meeting.

         Section 5.03. Subordinate Officers. The Board of Directors may from time to time elect such subordinate officers or agents as the business of the Corporation may require, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine. By resolution, the Board of Directors may delegate to any officer the power to elect, fill vacancies in the offices of and remove, with or without cause, whenever in the judgment of such officer the best interests of the Corporation will be served thereby, subordinate officers or agents and to prescribe the salaries and the authority and duties of such subordinate officers or agents.

         Section 5.04. Resignations. Any officer or agent may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5.05. Removal. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors whenever in the judgment of the Board the best interests of the Corporation will be served thereby.

         Section 5.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the Board of Directors. Vacancies in the office of any Vice President, the Secretary and the Treasurer shall be filled from one or more nominees for each such office submitted to the Board by the President. If the office is one of which these Bylaws prescribe a term, the vacancy shall be filled for the unexpired portion of the term.

         Section 5.07. General Powers. All officers of the Corporation as between themselves and the Corporation, shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.

         Section 5.08. The Chairman and Vice Chairman of the Board. The Chairman of the Board or in his absence, the Vice Chairman of the Board, shall preside at all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as prescribed in his employment agreement, if any, and if no such employment agreement exists, such other duties as may from time to time be requested of him by the Board of Directors.

         Section 5.09. The President. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. In the absence of the Chairman and the Vice Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors. He shall sign, execute and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these Bylaws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 5.10. The Vice Presidents. The Vice Presidents shall perform the duties of the President in his absence and such other duties as may from time to time be assigned to them by the Board of Directors or by the President.

         Section 5.11. The Secretary. The Secretary or an Assistant Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

         Section 5.12. The Treasurer. The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the Corporation and shall keep a separate book account of the same to his credit as Treasurer; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing his transactions as Treasurer, and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned to him by the Board of Directors or the President.

         Section 5.13. Officers' Bonds. Any officer shall give a bond for the faithful discharge of his duties in such sum, if any, and with such surety or sureties as the Board of Directors shall require.

         Section 5.14. Salaries. The salaries of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI
                     CERTIFICATES OF STOCK; TRANSFER; ETC.

         Section 6.01. Issuance. The share certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall be signed by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed; but where such certificate is signed by a transfer agent officer or the registrar the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue.

         Section 6.02. Transfer. Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 12A P.S. Section 101 et seq., and its amendments and supplements.

         Section 6.03. Share Certificates. Certificates for shares of the Corporation shall be in such form as provided by statute and approved by the Board of Directors. The share record books and the blank share certificate books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose. Every certificate exchanged or returned to the Corporation shall be marked "Cancelled", with the date of cancellation.

         Section 6.04. Record Holder of Shares. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

         Section 6.05. Lost, Destroyed or Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

                                  ARTICLE VII
                  INDEMNIFICATION OF DIRECTORS; OFFICERS; ETC.

         Section 7.01.     Scope of Indemnification.

         (a) The Corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except where such indemnification is expressly prohibited by applicable law or where the conduct of the indemnified representative has been determined pursuant to Section 7.06 of this Article VII to constitute willful misconduct or recklessness, within the meaning of Section 1746(b) of the Pennsylvania Business Corporation Law or any superseding provision of law, or self-dealing as defined herein, in either case sufficient in the circumstances to bar indemnification against liabilities arising from the conduct. "Self-dealing" shall mean the receipt of personal benefit from the Corporation to which the authorized representative is not legally entitled.

         (b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

         (c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified representative is not entitled to indemnification.

         (d)     For purposes of this Article VII:

                 (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Corporation, or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                 (2) "indemnified representative" means any and all directors and officers of the Corporation and any other person designated as an indemnified representative by the Board of Directors of the Corporation (which may, but need not, include any person serving at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture trust, employee benefit plan or other entity or enterprise);

                 (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

                 (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

         Section 7.02. Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Article VII, the Corporation shall not indemnify under this Article VII an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervener or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7.06 of this Article VII or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article VII.

         Section 7.03. Advancing Expenses. The Corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Sections 7.01 or 7.02 of this Article VII upon receipt of an undertaking by or on behalf of the indemnified representative to repay such amount if it shall ultimately be determined pursuant to Section 7.06 of this Article VII that such person is not entitled to be indemnified by the Corporation pursuant to this Article VII. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

         Section 7.04. Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.





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
         Section 7.05. Payment of Indemnification. An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the Secretary of the Corporation.

         Section 7.06. Arbitration. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this
Article VII, except with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended, that the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Corporation are located, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator, or if the arbitrators selected by the Corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. The party or parties challenging the right of an indemnified representative to the benefits of this Article VII shall have the burden of proof. The Corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable.

         Section 7.07. Discharge of Duty. An indemnified representative shall be deemed to have discharged such person's duty to the Corporation if he or she has relied in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

                 (1) one or more officers or employees of the Corporation whom the indemnified representative reasonably believes to be reliable and competent with respect to the matter presented;

                 (2) legal counsel, public accountants or other persons as to matters that the indemnified representative reasonably believes are within the person's professional or expert competence; or

                 (3) a committee of the Board of Directors on which he or she does not serve as to matters within its area of designated authority, which committee he or she reasonably believes to merit confidence.

         Section 7.08. Contract Rights; Amendment or Repeal. All rights under this Article VII shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.





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
         Section 7.09. Scope of Article. The rights granted by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

         Section 7.10. Reliance on Provisions. Each person who shall act as an indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights provided by this Article VII.

         Section 7.11. Interpretation. The provisions of this Article VII have been adopted by the shareholders of the Corporation and are intended to constitute Bylaws authorized by Section 1504 of the Pennsylvania Business Corporation Law.

                                  ARTICLE VIII
                                 MISCELLANEOUS

         Section 8.01. Corporate Seal. The Corporation shall have a corporate seal in the form of a circle containing the name of the Corporation and, in addition, the words and figures, "Incorporated - Pennsylvania", with the year of incorporation.

         Section 8.02. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors may from time to time designate.

         Section 8.03. Contracts. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 8.04. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

         Section 8.05. Reports. The Board of Directors shall present at the annual meeting of shareholders a report of the financial condition of the Corporation as of the closing date of the preceding fiscal year. Such report shall be in such form as shall be approved by the Board of Directors and shall be available for the inspection of shareholders at the annual meeting, but the Board of Directors shall not be required to cause such report to be sent to the shareholders. The Board of Directors may, but shall not be required to, have such report prepared and verified by an independent certified public accountant or by a firm of practicing accountants.

         Section 8.06. Corporate Records. There shall be kept at the registered office or principal place of business of the Corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of the Bylaws including all amendments or alterations thereto to date, certified by the President or the Secretary of the Corporation. An original or duplicate share register shall also be kept at the registered office or principal place of business of the Corporation, or at the office of a transfer agent or registrar, giving the names of the shareholders, their respective addresses and the number and class of shares held by each. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office or at its principal place of business.

         Every shareholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office in Pennsylvania or at its principal place of business. Where the shareholder seeks to inspect the books and records of the Corporation, other than its share register or list of shareholders, he shall first establish (1) that he has complied with the provisions of this section respecting the form and manner of making demand for inspection of such document and (2) that the inspection he seeks is for a proper purpose. Where the shareholder seeks to inspect the share register or list of shareholders of the Corporation and he has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the Corporation to establish that the inspection he seeks is for an improper purpose.

         Section 8.07. Inapplicability of Subchapters. Pursuant to the Pennsylvania Business Corporation Law of 1988 (the "BCL"), the provisions of Subchapters I and J of the BCL shall not be applicable to the Corporation.




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